UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2017

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237

DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500, Las Vegas, Nevada 89118

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2017, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a subsidiary of MGM Growth Properties LLC (the “Company”), the other loan parties and lenders named therein and Bank of America, N.A. (the “Administrative Agent”), entered into a Second Amendment (the “Amendment”) to the Credit Agreement, dated as of April 25, 2016, among the Operating Partnership, the lenders from time to time party thereto and the Administrative Agent (as amended to date, the “Credit Agreement”).

The Amendment reduced the interest rate applicable to the Operating Partnership’s $1.832 billion Term B Facility (as defined in the Credit Agreement) to 1.25% per annum for Base Rate Loans (as defined in the Credit Agreement) and 2.25% per annum for Eurodollar Rate Loans (as defined in the Credit Agreement) and removed the LIBOR floor applicable to such Term B Facility (as defined in the Credit Agreement). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Operating Partnership. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent developments may not be reflected in the Company’s public disclosure.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated May 1, 2017, among MGM Growth Properties Operating Partnership LP, the other loan parties and lenders named therein and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: May 1, 2017	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Secretary

MGM Growth Properties Operating Partnership LP
By: MGM Growth Properties OP GP LLC, its general partner

Date: May 1, 2017	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated May 1, 2017, among MGM Growth Properties Operating Partnership LP, the other loan parties and lenders named therein and Bank of America, N.A., as administrative agent.